elliott davis decosimo

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 17, 2016 of F&M Bank Corp. and are in agreement the statements contained therein.

/s/Elliott Davis Decosimo, PLLC

Raleigh, North Carolina
October 14, 2016